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OrNda                                                                  EXHIBIT 5
HealthCorp

                               August 15, 1994




OrNda HealthCorp
3401 West End Avenue
Suite 700
Nashville, TN 37203


               Re:  OrNda HealthCorp -- Summit Health Ltd.
                    Registration Statement on Form S-3 relating
                    to $125,000,000 principal amount of Senior
                    Subordinated Notes due 2004
                    -------------------------------------------


Dear Ladies and Gentlemen:


     I am Senior Vice President and General Counsel of OrNda HealthCorp, a Delaware corporation ("OrNda"), and Summit Health Ltd., a California corporation ("Summit" and, together with OrNda, the "Co-Obligors"), and have acted as such in connection with the Registration Statement on Form S-3 (File No. 33-54651), as amended (the "Registration Statement"), of the Co-Obligors under the Securities Act of 1933, as amended (the "Act"), relating to the offering of $125,000,000 principal amount of the Senior Subordinated Notes due 2004 of the Co-Obligors (the "Notes").


     This opinion is delivered in accordance with the requirements of Item 601(b) (5) of Regulation S-K promulgated under the Act.

     In connection with this opinion, I have examined and am familiar with (a) the Registration Statement; (b) the Restated Certificate of Incorporation of OrNda, as currently in effect; (c) the By-laws of the OrNda, as amended; (d) the Articles of Incorporation of Summit, as currently in
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effect; (e) the By-laws of Summit; (f) certain resolutions of the Board of
Directors of OrNda; (g) certain resolutions of the Board of Directors of Summit; (h) the form of Indenture, (the "Indenture"), among the Co-Obligors and NationsBank of Tennessee, N.A. as trustee (the "Trustee"); (i) the proposed form of Purchase Agreement, among the Co-Obligors, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Donaldson, Lufkin & Jenrette Securities Corporation, Salomon Brothers Inc and Citicorp Securities, Inc. (the "Purchase Agreement"); and (j) such other agreements, certificates of public officials and officers of the Co-Obligors, records, documents, and matters of law that I deemed necessary or appropriate as a basis for the opinion set forth herein.

     In my examination, I have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified or photostatic copies and the authenticity of all originals of such copies. I have also assumed that the Purchase Agreement, when executed and delivered, will be substantially in the form submitted to me for examination.

     I am admitted to the bars of the States of New York and Tennessee and I express no opinion as to the laws of any other jurisdiction except for the General Corporation Law of the State of Delaware and the California General Corporation Law.

     Based upon and subject to the foregoing, I am of the opinion that the Notes have been duly authorized by each of the Co-Obligors and, when (i) the Registration Statement shall become effective under the Act, (ii) the Purchase Agreement shall have been duly executed and delivered by the
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parties thereto and (iii) the Notes shall have been duly executed on behalf of the Co-Obligators and authenticated by the Trustee and issued and delivered pursuant to the Indenture and the Purchase Agreement against payment to OrNda of the authorized consideration therefor, the Notes will be validly issued and will be valid and binding obligations of each of the Co-Obligators, enforceable against each of the Co-Obligators in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting enforcement of creditors' rights generally and except as enforcement) is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity at law).

     I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of my name in the Registration Statement under the caption "Legal Matters." In giving such consent, I do not hereby admit that I come into the category of persons whose consent is required under
Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.




                                     Very truly yours,

                                     /s/ Ronald P. Soltman
                                     -------------------------
                                     Ronald P. Soltman
                                       Senior Vice President
                                       and General Counsel